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            EXHIBIT 23.1

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CONSENT OF INDEPENDENT AUDITORS
To the Board of Directors ICrystal, Inc.

We hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated April 13, 2004, which appears in the Registrant’s form 10-KSB for the two years ended December 31, 2003, and the reference to this firm under “Experts” in the Prospectus.

/s/ MARK BAILEY & COMPANY, LTD.
Mark Bailey & Company, Ltd. Reno, Nevada
August 20, 2004